As filed with the Securities and Exchange Commission on January 10, 2013

File No: 333-184110

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION UNDER THE SECURITIES ACT OF 1933

SAVVY BUSINESS SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

7380

(Primary Standard Industrial Classification Code Number)

27-2473958

(I.R.S. Employer Identification Number)

The Courts of Red Bank

130 Maple Avenue, Suite 9B2

Red Bank, NJ 07701

Phone: (732) 530-9007

Fax: (732) 530-9008

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VCORP. Services, LLC

1645 Village Center Circle, Suite 170

Las Vegas, NV, 89134

(888) 528-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Philip Magri, Esq.

The Sourlis Law Firm

The Courts of Red Bank

130 Maple Avenue, Suite 9B2

Red Bank, New Jersey 07701

Direct Dial: (954) 303-8027

T: (732) 530-9007

F: (732) 530-9008

philmagri@sourlislaw.com

www.SourlisLaw.com

As soon as practicable after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer (Do not check if a smaller reporting company)	[ ]	Smaller reporting company	[X]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the “SEC”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No.1 to the Registration Statement on Form S-1 (333-184110) (the “Registration Statement”) of Savvy Business Support, Inc. (the “Company”) is being field pursuant to the undertaking in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission (the “Commission”) on November 7, 2012, to include the information contained in the Company’s Current Report on Form 8-K filed with the Commission on November 9, 2012; Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the Commission on December 4, 2012; and Current Report on Form 8-K/A filed with the Commission on December 19, 2012.

The information included in this Post-Effective Amendment No.1 to the Registration Statement updates and supplements the Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable SEC registration fees were paid at the time of the filing of the original Registration Statement.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the Post-Effective Amendment No.1 to the Registration Statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2013

PROSPECTUS

90,000,000 Shares of Common Stock

$0.10 per Share

SAVVY BUSINESS SUPPORT, INC.

This prospectus relates to the resale of up to 90,000,000 shares of our Common Stock by the Selling Stockholders named in this prospectus. We are registering the shares on behalf of the Selling Stockholders. Because we are a shell company, the Selling Stockholders are considered underwriters within the meaning of Section 2(11) of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

We are paying the expenses of registering these shares. The 90,000,000 shares of Common Stock included in this prospectus are issuable upon the conversion of 4,500,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), sold by the Company to the Selling Stockholders for an aggregate purchase price of $450 under the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) promulgated thereunder. The Selling Stockholders may elect to convert their Series A Preferred Stock at any time and from time to time in their sole discretion. Each share of Series A Preferred Stock is convertible for 20 shares of Common Stock of the Company; provided, however, that the holder is prohibited from converting such number of shares of Series A Preferred Stock that would result in the stockholder beneficially owning more than 9.9% of the Common Stock of the Company. The holders of the Series A Preferred Stock shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada law and is superior upon the liquidation of the Company. The Selling Stockholders may elect to convert their Series A Preferred Stock at any time and from time to time in their sole discretion.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol, “SVYB.” The last trade of our Common Stock was on June 27, 2011, and the closing price on that date was $2.00 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

The offering of the shares by the Selling Stockholders in this prospectus is deemed to be an indirect primary offering by our Company through the Selling Stockholders as underwriters, such that the offering price of the shares must be fixed for the duration of the offering. The offering price has been fixed at $0.10 per share. We will not receive any proceeds from the resale of shares of our Common Stock by the Selling Stockholders.

We are a shell company as defined in Rule 405 under the Securities Act. As such, pursuant to Rule 144(i) under the Securities Act, our shares will not be able to be sold pursuant to Rule 144 until we cease to be considered a shell company and twelve months have elapsed from the date we have filed adequate information (Form 10 information) with the SEC disclosing that we are no longer a shell company.

Investors are cautioned as to the highly illiquid nature of an investment in our shares.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 8.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The prospectus is January _____, 2013.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission, or SEC. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockhholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale or other disposition of our common stock.

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PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus and does not contain all the information that you should consider before investing in our Common Stock. You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto before making an investment decision.

General

Savvy Business Support, Inc. (the “Company,” “we,” “us,” “Savvy,” “our,” and similar terms) was incorporated in State of Nevada on April 30, 2010. Because we currently have nominal operations and minimal assets, we are currently considered to be a shell company as defined in Rule 12b-2 of the Exchange Act, as amended.

This prospectus relates to the resale of up to 90,000,000 shares of our Common Stock by the Selling Stockholders named in this prospectus. We are registering the shares on behalf of the Selling Stockholders and will not receive any of the proceeds from any sales by the Selling Stockholders. Because we are a shell company, the Selling Stockholders are considered underwriters within the meaning of Section 2(11) of the U.S. Securities Act of 1933, as amended (the “Securities Act”). The 90,000,000 shares of Common Stock included in this prospectus are issuable upon the conversion of 4,500,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), sold by the Company to the Selling Stockholders on September 25, 2012 for an aggregate purchase price of $450 under the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder. The Selling Stockholders may elect to convert their Series A Preferred Stock at any time and from time to time in their sole discretion. Each share of Series A Preferred Stock is convertible for 20 shares of Common Stock of the Company; provided, however, that the holder is prohibited from converting such number of shares of Series A Preferred Stock that would result in the stockholder beneficially owning more than 9.9% of the Common Stock of the Company. The holders of the Series A Preferred Stock shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada law and is superior upon the liquidation of the Company. The Company sold the 4,500,000 shares of Series A Preferred Stock to the Selling Stockholders as an anti-takeover maneuver that may have the intended effect of delaying or preventing a change in control of the Company.

Business Overview

Located in Red Bank, New Jersey, Savvy Business Support, Inc. offers general business services/support to start-up companies, small and medium business planning to expand, individuals, and other business and organizations. We offer comprehensive services tailored to the client’s desired goal and needs. The documentation we produce may be for a client’s internal use, compliance reporting or documentation supporting a business opportunity. We believe that the advantage we have over the competition is that we offer an all-encompassing solution with emphasis on due diligence, research on competitor analysis, strategy and implementation, market analysis and wide-ranging pro-forma financial projections.

The Company believes it has formulated a business model to succeed in a downsizing corporate America and a turbulent economy the country has been recently experiencing. We have conducted the necessary due diligence and we believe that we have tailored a multifaceted business model to compete in the business services sector.

Product Development

We will provide the following consulting services to start-up companies for a flat monthly fee or individually negotiated one-time fee:

●	General Business Education and Advice for novice entrepreneurs including Q&A sessions;

●	Business plan writing;

●	Determination of which type of entity would be best for the proposed business;

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●	Support and assistance with the formation of the new business entity;

●	Providing corporate accounting and bookkeeping referrals; and

●	Support for corporate structuring and financing;

We will provide the following consulting services to going public companies for a flat monthly fee or individually negotiated one-time fee:

●	Provide at least 3 Market Makers referrals* (complimentary service);

●	Education - Explaining the role of the Market Makers, PCAOB auditors, transfer agents and the like to our clients to enable them to make informed decisions;

●	Provide at least 3 PCAOB Auditors referrals*;

●	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;

●	Support and explanation of going public;

●	Support for corporate structuring and financing; and

●	Support for filing of Form 211 (Rule 15c2-11).

We will provide the following consulting services to publicly traded companies for a flat monthly fee or individually negotiated one-time fee:

●	As required, provide at least 3 Market Makers referrals* (complimentary service);

●	Provide at least 3 IR/PR Firms referrals*;

●	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;

●	Support for SEC compliance;

●	Support for Blue Sky compliance;

●	Provide corporate accounting and PCAOB referrals* ;

●	Support for corporate structuring and financing.

*Referrals made by our Company to clients may involve certain conflicts of interest between the Company, Ms. Sourlis individually, Ms. Sourlis’ law firm, and the client. We will make every attempt to ensure that all known and possible conflicts of interest are disclosed to each client upon making such referral and, if not waived by the client, cease working with the client in one or more capacities.

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We believe that we have formulated a business model to succeed in a downsizing corporate America and a turbulent economy. We have conducted the necessary due diligence and we believe we tailored a multifaceted business model to compete in the business services sector.

Fees

Revenues will be derived from fees we will charge our clientele in the form of cash and on a case-by-case basis. In certain favorable circumstances, we may negotiate with the client and receive all or a portion of payment in the form of equity in such client’s company. We intend to offer clients our comprehensive services for a flat monthly fee, or on a project-by-project “à la carte” basis. At no time will we charge any client for referrals of market makers.

At the present time, we intend to charge clients a flat rate fee per month for comprehensive services. The amount of the monthly fee will vary and may increase based on the size and complexity of such client, the amount and skill of work involved, and based on individual negotiations with a particular client.

Fees for clients who elect to retain our services on a project-by-project basis shall be individually negotiated and will vary based on the size and complexity of such client, the amount and skill of work involved, and with consideration to rates being charged throughout the industry for similar services.

Our fee structure is subject to current market conditions and is therefore subject to change. However, at no point will the client be unaware of any rate change.

Product and service development will be conducted under the direction of our sole Officer and Director, Virginia K. Sourlis, a practicing attorney with a joint JD/MBA degree received in 1991 from Villanova Law and Villanova School of Business Alumni. Ms. Sourlis received her undergraduate degree from Stanford University (1986) and studied at Oxford University in the United Kingdom (1985). Ms. Sourlis possesses almost twenty years of experience in corporate and securities law as well as in mergers & acquisitions. Her strong educational background and years of experience are believed by the Company to render her extremely capable and insightful towards bringing the Company’s business plan to fruition. Under her direction, the Company is focused on product development based on the client needs and direction of the market place. The Company offers general business consulting/services consisting of compliance reporting, bookkeeping, business writing, finance, and research and development. In addition, we offer business plan writing services for individuals interested in starting a new business and welcome referrals from accountants, lawyers and other business professionals. The Company’s mission is to offer competent and complete satisfaction to its customers.

DIVIDEND POLICY

We have never paid or declared dividends on our securities. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain future earnings for use in our business.

PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 130 Maple Avenue, Red Bank NJ 07701. Our telephone number is (732) 530-9007. The offices are provided by our sole officer and director, free of charge.

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OFFERING SUMMARY

The Issuer:	Savvy Business Support, Inc., a Nevada corporation

Terms of the Offering:	The Selling Stockholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. The Selling Stockholders are selling shares of Common Stock covered by this prospectus for their own account.

Securities Being Offered:	Up to 90,000,000 shares of our Common Stock, par value $0.0001 per share, issuable upon the conversion of 4,500,000 shares of Series A Convertible Preferred Stock. Each share of Series A Preferred Stock is convertible for 20 shares of Common Stock at any time and from time to time in the sole discretion of the Selling Stockholders; provided, however, that the holder is prohibited from converting such number of shares of Series A Preferred Stock that would result in the stockholder beneficially owning more than 9.9% of the Common Stock of the Company. The holders of the Series A Preferred Stock shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada law and is superior upon the liquidation of the Company. The Company sold the shares of Series A Preferred Stock to the Selling Stockholders on September 25, 2012 for an aggregate purchase price of $450 under Section 4(2) of the Securities Act.

Offering Price:	The offering of the shares by the Selling Stockholders in this prospectus is deemed to be an indirect primary offering by our Company through the Selling Stockholders as underwriters, such that the offering price of the shares must be fixed for the duration of the offering. The offering price has been fixed at $0.10 per share. Refer to “Plan of Distribution”.

Termination of Offering:	The offering will conclude when all of the 90,000,000 shares of Common Stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.

Minimum Number of Shares to Be Sold in This Offering:	None

Capitalization:

The Company is authorized to issue one hundred ten million (110,000,000) shares of capital stock, one hundred million (100,000,000) shares of which are designated as Common Stock, and ten million (10,000,000) shares of preferred stock, $0.0001 par value, which can be designated by the Board of Directors in one or more classes with voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions.

Common Stock, par value $0.0001 per share: 100,000,000 shares authorized; 5,055,000 shares outstanding as of the fiscal year ended September 30, 2012; 2,035,000 shares outstanding as of the date of this prospectus.

Preferred Stock, par value $0.0001 per share: 10,000,000 shares authorized.

■    4,500,000 Series A Convertible Preferred Stock designated; 4,500,000 issued and outstanding as of the fiscal year ended September 30, 2012; 4,500,000 shares issued and outstanding as of the date of this prospectus.

■     100 Series B Non-Convertible Preferred Stock designated; 0 issued and outstanding as of the fiscal year ended September 30, 2012; 100 shares issued and outstanding as of the date of this prospectus.

Use of Proceeds:	We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock.

Common Stock OTCBB Ticker Symbol:	SVYB

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents we incorporate by reference in this prospectus before you decide to purchase the Company’s securities. In particular, you should carefully consider and evaluate the risks and uncertainties described below and in “Part I – Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended September 30, 2012 and in subsequent filings that we make with the Securities and Exchange Commission. Any of the risks and uncertainties set forth herein or therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

Risks Related to Our Business

Because we have nominal assets and minimal operations, we are considered a shell company and our business is difficult to evaluate.

We are considered to be a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. Because the company is considered a shell company, the securities previously sold in past offerings can only be resold through registration under the Securities Act of 1933, as amended (the “Securities Act”); Section 4(1) of the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) of the Securities Act described below in the next risk factor.

To eliminate our status as a shell company, we are actively pursuing new clients thereby producing revenue and assets. This may be accomplished through our own initiatives and business strategies. Since inception, the Company has been engaged in organizational efforts and in pursuing clients.

As the Company is currently a shell company with nominal assets and operations, there is a risk that we will be unable to continue as a going concern. The Company may have minimal operations or revenues or earnings from operations for several months. We currently do not have any significant assets or revenue. We anticipate we will sustain operating expenses without corresponding revenues. This may result in our incurring a net operating loss that will increase continuously until we can generate revenues. There is no guarantee that we will develop and sustain a suitable business operation.

We are considered a shell company; as such our stock cannot be sold pursuant to Rule 144 at this time.

We are a shell company as defined in Rule 405 under the Securities Act. As such, pursuant to Rule 144(i) under the Securities Act, our shares will not be able to be sold pursuant to Rule 144 until we cease to be considered a shell company and twelve months have elapsed from the date we have filed adequate information (Form 10 information) with the SEC disclosing that we are no longer a shell company.

We are not currently profitable and may not become profitable.

At September 30, 2012, we had $450 in cash on hand and a deficit accumulated during the Company’s development stage of $45,973 and has not generated any revenues to date. In their report for the fiscal year ended September 30, 2012 included in this Annual Report, our auditors have expressed that there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve or maintain profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures for the next several years and anticipate that our expenses will increase substantially in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our Common Stock.

Subject to negotiation, our fees may be paid in the form of restricted stock of our clients.

In certain situations, we may negotiate with our clients to receive all or a portion of payment owed to us for services rendered in the form of equity in that client’s company. Such determination will be made by our sole officer, Virginia K. Sourlis. While we generally prefer to receive cash compensation, our officer may believe that certain situations require the receipt of restricted equity as compensation. Risks associated with receiving restricted equity compensation include, but are not limited to, 1) problems of liquidity where no market exists for such equity and therefore the Company cannot sell such equity and realize cash; 2) the client goes out of business and such equity is rendered worthless; 3) the equity is sold for less than the value of services provided by us to the client.

We believe that it is necessary to receive a limited amount of equity in order to hedge the associated risks involved with such form of payment. However, any loss we experience related to equity compensation could have a material effect on our ability to become profitable, and in the long term, to continue as a going concern.

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We are subject to all of the complications and difficulties associated with new enterprises.

We have a limited history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business operation in an emerging industry, and the continued development of advertising, promotions, and a corresponding customer base. There is a possibility that we could sustain losses in the future, and there are no assurances that we will ever operate profitably.

We are a consulting company and while our management believes that it can implement our business plan, attract highly talented personnel and develop a market for its products and services, our plan of operations are subject to changing needs of target clientele, market conditions and various other factors out of our control. For these and other reasons, the purchase of the Shares should only be made by persons who can afford to lose their entire investment.

Virginia K. Sourlis, the sole officer and director of the Company, currently is a fulltime attorney devoting approximately 40 hours a week to outside matters which could result in her inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.

Our business plan does not provide for the hiring of any additional employees until revenue will support the expense, which is estimated to be the third quarter of operations. Until that time, the responsibility of developing the Company’s business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Virginia K. Sourlis, who has limited time to manage the affairs of the Company. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. In the event she is unable to fulfill any aspect of her duties to the Company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

We are highly dependent on the services of Virginia K. Sourlis, our sole officer and sole director.

Our success depends on the efforts and abilities of Virginia K. Sourlis, our sole officer and sole director. Ms. Virginia is a licensed attorney and Managing Partner of The Sourlis Law Firm, a boutique law firm specializing in Corporate and Securities Law, located in Red Bank, New Jersey. Ms. Sourlis’ legal and business credentials and experience is more fully elaborated upon in this prospectus under the headings “Business - Product Development” and “Directors, Executive Officers, Promoters and Control Persons.” The loss of the services of Ms. Sourlis would have a material adverse effect on us. Our success also depends upon our ability to attract and retain qualified personnel required to fully implement our business plan. There can be no assurance that we will be successful in these efforts. In addition, Virginia Sourlis provides us office space in her professional business office free of charge. Our loss of her services would require us to obtain alternative office space for which we could expect to incur substantial lease fees. Furthermore, Ms. Sourlis’ law firm is representing the Company free of charge. Should we lose Ms. Sourlis as an Officer of the Company, we would immediately start to incur legal fees which could be substantial.

There is a pending SEC matter involving Virginia K. Sourlis that could materially adversely affect our operations and financial condition.

On February 10, 2011, the U.S. Securities and Exchange Commission amended its complaint in SEC v. Greenstone Holdings, Inc., et al., 10 civ. 1302 (S.D.N.Y.), to add as a defendant Virginia K. Sourlis, our Principal Executive and Principal Financial and Accounting Officer. The amended complaint alleged that Ms. Sourlis violated Sections 5 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 10(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Rule 10b-5 thereunder and aided and abetted defendant Greenstone’s violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. The SEC is seeking injunctive relief and financial penalties, disgorgement, and a penny stock bar from Ms. Sourlis.

On November 20, 2012, the Court granted partial summary judgment (on liability only) against Ms. Sourlis for aiding and abetting the defendants’ 10b violation; however, Ms. Sourlis intends to file an appeal at the conclusion of the case. At the hearing, the Court also denied the SEC’s motion for summary judgment regarding its 10b primary liability claim against Ms. Sourlis.  The Court also reserved decision on the SEC’s non-fraud claim that Ms. Sourlis violated Section 5 of the Securities Act; but rather asked for further briefing regarding the SEC’s aiding and abetting claim under Section 5.

On the basis of the Court’s November 20 liability holding, the SEC intends to seek from the Court against Ms. Sourlis injunctive relief, financial penalties, disgorgement, and a penny stock bar. In the event the Commission prevails in its charges against Ms. Sourlis and successfully prevents Ms. Sourlis from deriving income from practicing securities law for a given period of time, our Company’s operations and financial position would be adversely affected due to the fact that Ms. Sourlis currently has a verbal non-binding agreement with the Company to fund its operations for an indefinite period of time. Also, if the SEC prevails, it would be more difficult for the Company to attract investors and/or business partners, which would have a material adverse effect on the Company’s business and operations, due to the fact that Ms. Sourlis is the sole director and officer (President, Chief Executive Officer) of the Company and the very nature of the Company’s business is to provide consulting services to start-up companies and public companies on various matters, from entity formation and financing structures to support for filing FINRA’s Form 211 and complying with SEC regulations. If the SEC prevails and prevent Ms. Sourlis from practicing securities law for a significant amount of time, it would in effect put the Company out of business unless the Company can retain new qualified employees, of which there can be no assurances that it will be able to do so.

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As our business grows, we will need to attract additional employees which we might not be able to do.

In order to grow and implement our business plan, we would need to add managerial talent to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

Our business referrals may be subject to conflicts of interest, which could result in the loss of clients.

Much of our services to clients involve referring clients to outside third party service providers. Referrals made by our Company to clients may involve certain conflicts of interest between the Company, Ms. Sourlis individually, Ms. Sourlis’ law firm, and the client. We will make every attempt to ensure that all known and possible conflicts of interest are disclosed to each client upon making such referral and, if not waived by the client, cease working with the client in one or more capacities.

Failure on our part to identify and properly notify a client of any potential conflict of interest could result in legal proceedings, harm to our reputation and goodwill, and generally could have an overall material adverse affect on our business.

Our ability to become profitable and continue as a going concern will be dependent on our ability to attract, employ and retain highly skilled individuals to serve our clients.

The nature of our business requires that we employ “skilled persons”, to perform highly skilled and specialized tasks for our clientele. We define “skilled persons” as professionals with defined skill sets including auditing, corporate accounting, bookkeeping, public company compliance reporting, finance, business writing, and research and development.

While we have identified several skilled persons that we plan on contacting for employment with our Company, as of the date of this prospectus, we have not contacted nor have we entered into any agreements with any skilled persons, as we do not yet have the funds to retain them.

Our failure to retain such personnel could have a material adverse effect on our ability to offer services to clientele, and could potentially have a negative effect on our business. While we are confident that we will be able to find such persons, there is no guarantee that skilled persons will be available and willing to work for us in the future, nor is there any guarantee that we could afford to retain them if they are available at a future time.

We may not be able to compete successfully with current and future competitors.

Savvy Business Support, Inc. has many potential competitors in the business support industry. We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all. In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of financial change, evolving standards and competitors’ innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could fatally damage our business and chances for success.

We may not be able to manage our growth effectively.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

If we do not continually update our services, they may become obsolete and we may not be able to compete with other companies.

We cannot assure you that we will be able to keep pace with advances or that our services will not become obsolete. We cannot assure you that competitors will not develop related or similar services and offer them before we do, or do so more successfully, or that they will not develop services and products more effective than any that we have or are developing. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

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We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Nevada corporation. Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Nevada law also authorizes Nevada corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damage or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon resources becoming available. There is no guarantee that we can secure such coverage or that any insurance coverage would protect us from any damages or loss claims filed against it.

If we engage in any acquisition, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

We may attempt to acquire businesses, technologies, services or products or license technologies that we believe are a strategic fit with our business. We have limited experience in identifying acquisition targets, and successfully completing and integrating any acquired businesses, technologies, services or products into our current infrastructure. The process of integrating any acquired business, technology, service or product may result in unforeseen operating difficulties and expenditures and may divert significant management attention from our ongoing business operations. As a result, we will incur a variety of costs in connection with an acquisition and may never realize our anticipated benefits.

We may engage in transactions that present conflicts of interest.

The Company’s officers and directors may enter into agreements with the Company from time to time which may not be equivalent to similar transactions entered into with an independent third party. A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between the Company and any officer or director is fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms’-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

Risks Relating to Ownership of Our Common Stock

There is no active market for our Common Stock.

On May 31, 2011, the Company’s Common Stock was cleared for trading on the OTC Bulletin Board under the trading symbol “SVYB”. The last trade of our Common Stock was on June 27, 2011, and the closing price on that date was $2.00 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

There exists only a very limited trading market for the Company’s Common Stock with limited or no volume and thus the Company cannot accurately obtain an accurate bid or ask price for a share of its Common Stock. Any investor who purchases the Company’s Common Stock is not likely to find any liquid trading market for the Common Stock and there can be no assurance that any liquid trading market will ever develop, or if developed, be maintained. Due to the lack of a trading market for our securities, investors may have difficulty selling any shares they purchase.

Any trading market that may develop in the future for our Common Stock will most likely be very volatile; and numerous factors beyond our control may have a significant effect on the market.

Our Common Stock is deemed a “penny stock,” which could make it more difficult for our investors to sell their shares.

Our Common Stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The “penny stock” rules generally apply to companies whose Common Stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than established customers complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities and investors will find it more difficult to dispose of our securities.

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We have identified material weaknesses in our internal control over financial reporting, and we cannot provide assurance that additional material weaknesses or significant deficiencies will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition, proxy statement, and other information. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective disclosure controls and procedures and internal controls and procedures for financial reporting. In our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 (the “2012 Form 10-K”), we disclosed that our Principal Executive Officer and Principal Financial and Accounting Officer concluded that our disclosure controls and procedures as of the end of the periods covered by such reports were not effective in ensuring that material information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Also, in our 2012 Form 10-K, we disclosed that there were material weaknesses in our internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. To date, none of the identified material weaknesses in our internal control over financial reporting have been corrected nor have we changed our disclosure controls and procedures to ensure that they are effective. We will need to hire additional financial reporting, internal controls and other financial personnel in order to develop and implement appropriate internal controls and reporting procedures. As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. The measures we take may not be sufficient to satisfy our obligations as a public company. If we fail to timely achieve and maintain the adequacy of our internal control over financial reporting, we may not be able to produce reliable financial reports or help prevent fraud. Our failure to achieve and maintain effective internal control over financial reporting could prevent us from filing our periodic reports on a timely basis which could result in the loss of investor confidence in the reliability of our financial statements, harm our business and negatively impact the trading price of our common stock.

The price of our shares of Common Stock in the future may be volatile.

If an active trading market ever develops for our Common Stock, of which no assurances can be given, the market price of our Common Stock will likely be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our Common Stock; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationship; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results. Because we have a very limited operating history with no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Our undesignated preferred stock may inhibit potential acquisition bids; this may adversely affect the market price for our Common Stock and the voting rights of holders of our Common Stock.

Our certificate of incorporation provides our Board of Directors with the authority to issue up 10,000,000 shares of undesignated preferred stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imported upon these shares without further vote or action by our stockholders. The issuance of shares of preferred stock may delay or prevent a change in control transaction without further action by our stockholders. As a result, the market price of our Common Stock may be adversely affected. In addition, if we issue preferred stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the market price of our Common Stock could be adversely affected .

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements usually contain the words “estimate,” “anticipate,” “believe,” “expect,” or similar expressions, and are subject to numerous known and unknown risks and uncertainties. In evaluating such statements, prospective investors should carefully review various risks and uncertainties identified in this prospectus, including the matters set forth under the captions “Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission (“SEC”). These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements. The Company undertakes no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risks Related to the Company’s Business” above, as well as those discussed elsewhere in this prospectus. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We file reports with the SEC. You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room, 100 F. Street, NE, Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company.

We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

LEGAL PROCEEDINGS

On February 10, 2011, the U.S. Securities and Exchange Commission amended its complaint in SEC v. Greenstone Holdings, Inc., et al., 10 civ. 1302 (S.D.N.Y.), to add as a defendant Virginia K. Sourlis, our Principal Executive and Principal Financial and Accounting Officer. The amended complaint alleged that Ms. Sourlis violated Sections 5 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 10(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Rule 10b-5 thereunder and aided and abetted defendant Greenstone’s violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. The SEC is seeking injunctive relief and financial penalties, disgorgement, and a penny stock bar from Ms. Sourlis.

On November 20, 2012, the Court granted partial summary judgment (on liability only) against Ms. Sourlis for aiding and abetting the defendants’ 10b violation; however, Ms. Sourlis intends to file an appeal at the conclusion of the case.  At the hearing, the Court also denied the SEC’s motion for summary judgment regarding its 10b primary liability claim against Ms. Sourlis.  The Court also reserved decision on the SEC’s non-fraud claim that Ms. Sourlis violated Section 5 of the Securities Act; but rather asked for further briefing regarding the SEC’s aiding and abetting claim under Section 5.

On the basis of the Court’s November 20 liability holding, the SEC intends to seek from the Court against Ms. Sourlis injunctive relief, financial penalties, disgorgement, and a penny stock bar. In the event the Commission prevails in its charges against Ms. Sourlis and successfully prevents Ms. Sourlis from deriving income from practicing securities law for a given period of time, our Company’s operations and financial position would be adversely affected due to the fact that Ms. Sourlis currently has a verbal non-binding agreement with the Company to fund its operations for an indefinite period of time. Also, if the SEC prevails, it would be more difficult for the Company to attract investors and/or business partners, which would have a material adverse effect on the Company’s business and operations, due to the fact that Ms. Sourlis is the sole director and officer (President, Chief Executive Officer) of the Company and the very nature of the Company’s business is to provide consulting services to start-up companies and public companies on various matters, from entity formation and financing structures to support for filing FINRA’s Form 211 and complying with SEC regulations. If the SEC prevails and prevent Ms. Sourlis from practicing securities law for a significant amount of time, it would in effect put the Company out of business unless the Company can retain new qualified employees, of which there can be no assurances that it will be able to do so.

SELLING STOCKHOLDERS

The shares of Common Stock being offered for resale by the Selling Stockholders consist of 90,000,000 shares of Common Stock issuable upon conversion of 4,500,000 shares of Series A Preferred Stock at any time and from time to time in the sole discretion of the Selling Stockholders. Because we are a shell company, the Selling Stockholders are considered underwriters within the meaning of Section 2(11) of the Securities Act.

The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock beneficially owned by each of the Selling Stockholders as of November 7, 2012 and the number of shares of Common Stock being offered by the Selling Stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholders may offer all or part of the shares for resale from time to time. However, the Selling Stockholders are under no obligation to sell all or any portion of such shares nor are the selling Stockholders obligated to sell any shares immediately upon effectiveness of the Registration Statement, of which this prospectus is a part. All information with respect to share ownership has been furnished by the Selling Stockholders.

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At the time of this prospectus, the sole Selling Stockholder, Edward Whitehouse, is a brother-in-law of Virginia Sourlis, the sole officer and director of the Company. Other than foregoing, the Selling Stockholders (i) has not had a material relationship with us other than as a shareholder at any time within the past three years, (ii) has ever been one of our officers or directors or an officer or director of our predecessors or affiliates (iii) is neither a broker-dealer nor affiliated with a broker-dealer.

Name of Selling Stockholder	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owed after Offering (1)
Edward Whitehouse	90,001,000	90,000,000	1,000	*
TOTAL:	90,001,000	90,000,000	1,000	*

*      Represents less than 1%

(1)	Percentage ownership is based on 2,035,000 shares of Common Stock that will be outstanding upon the completion of this offering, consisting of (i) 2,035,000 shares of Common Stock currently outstanding and (ii) 90,000,000 shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and offered for resale pursuant to this prospectus.

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Stockholders may offer and sell the shares covered by this prospectus at various times. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no Selling Stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The offering of the shares by the Selling Stockholders in this prospectus is deemed to be an indirect primary offering by our Company through the Selling Stockholders as underwriters, such that the offering price of the shares must be fixed for the duration of the offering. The offering price has been fixed at $0.10 per share.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	privately negotiated transactions; or

6.	in a combination of any of the above methods.

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The Selling Stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a Selling Stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The Selling Stockholders will be, and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the shares may be, deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

We are a shell company as defined in Rule 405 under the Securities Act. As such, pursuant to Rule 144(i) under the Securities Act, our shares will not be able to be sold pursuant to Rule 144 until we cease to be considered a shell company and twelve months have elapsed from the date we have filed adequate information (Form 10 information) with the SEC disclosing that we are no longer a shell company.

Regulation M

The Selling Stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a Selling Stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the Selling Stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, and impose a waiting period of two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

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The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES

Market for Common Equity and Related Stockholder Matters and

Small Business Issuer Purchases of Equity Securities.

There is no active market for our Common Stock.

Our Common Stock is traded on the Bulletin Board and OTC Market under the symbol, “SVYB” only sporadically and with only limited and minimal interest by market makers.

Any investor who purchases the Company’s Common Stock is not likely to find any liquid trading market for the Common Stock and there can be no assurance that any liquid trading market will ever develop. While at September 30, 2012, we had 5,055,000 shares of our Common Stock outstanding, only 50,000 shares of our Common Stock were “freely tradable securities” (as that term is used in the Securities Act of 1933) and the remaining 5,005,000 shares were “restricted securities” since they are held by our President Virginia K. Sourlis. As of the date hereof, we have 2,355,000 shares of Common Stock outstanding, 50,000 shares of which are “freely tradable securities” and 2,310,000 shares are held by Virginia K. Sourlis.

The following table reflects the high and low prices of the Company’s Common Stock during each quarter during the last two fiscal years while the Company was quoted on the OTCBB. As of September 30, 2012, the Company had six market makers.

	High ($)	Low ($)
2011
2nd Quarter (March 31, 2011)	$2.00	$2.00

3rd Quarter (June 30, 2011)	$2.00	$2.00

4th Quarter (September 30, 2011)	$2.00	$2.00

2012
1st Quarter (December 31, 2011)	$2.00	$2.00

2nd Quarter (March 31, 2012)	$2.00	$2.00

3rd Quarter (June 30, 2012)	$2.00	$2.00

4th Quarter (September 30, 2012)	$2.00	$2.00

The Company has followed the policy of reinvesting earnings, if any, and, consequently, has not paid any cash dividends. At the present time, no change in this policy is under consideration by the Board of Directors. The payment of cash dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the Company’s earnings, financial requirements and condition, opportunities for reinvesting earnings, business conditions and other factors.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Stock Transfer Agent

Columbia Stock Transfer Company

601 E Seltice Way Suite 202

Post Falls, Idaho 83854

Phone: 208-664-3544

Fax: 208-777-8998

www.columbiastock.com

Holders of Our Common Stock

As of the date of this prospectus, we have approximately 29 holders of record of our common stock.

General

Under our Certificate of Incorporation, we are authorized to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock, par value $0.0001 per share, or Common Stock and 10,000,000 are preferred stock, par value $0.0001 per share, or Preferred Stock. As of the date hereof, 2,035,000 shares of our Common Stock are issued and outstanding, and there are approximately 29 holders of record of our Common Stock. Because we currently have nominal operations and minimal assets, we are currently considered to be a shell company as defined in Rule 12b-2 of the Exchange Act, as amended. Because the company is considered a shell company, the securities sold in previously offerings can only be resold through registration under the Securities Act of 1933, as amended (the “Securities Act”); Section 4(1) of the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) of the Securities Act.

Common Stock

Pursuant to our bylaws, our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our Common Stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our Common Stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

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Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our Common Stock will be entitled to receive, on a pro rata basis, all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.

Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, without stockholders’ approval, within any limitations prescribed by law and our Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)	voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)	subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of New Jersey.

Series A Convertible Preferred Stock

On September 24, 2012, our Board designated 4,500,000 shares of Preferred Stock as “Series A Convertible Preferred Stock” and we filed a Certificate of Designations with the Secretary of State of the State of Nevada therein the class. On September 25, 2012, the Company sold 4,500,000 shares of Series A Preferred Stock to the Selling Stockholders for an aggregate purchase price of $450 under Section 4(2) under the Securities Act.

Below is a summary of the Certificate of Designations of the Series A Convertible Preferred Stock.

1.     DESIGNATIONS AND AMOUNT. Four Million Five Hundred Thousand (4,500,000) shares of the Preferred Stock of the Company, $0.0001 par value per share, shall constitute a class of Preferred Stock designated as “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”) with a face value of $0.0001 per share (the “Face Amount”). After the initial issuance of shares of Series A Convertible Preferred Stock, no additional shares of Series A Convertible Preferred Stock may be issued by the Company except as provided in SECTION 7 hereof.

2.     CONVERSION.

(a)    CONVERSION AT THE OPTION OF THE HOLDER. Each holder of Series A Convertible Preferred Stock shall have the right, at such holder’s option, at any time or from time to time from and after the day immediately following the date the Series A Convertible Preferred Stock is first issued, to convert each share of Series A Convertible Preferred Stock into Twenty (20) fully-paid and non-assessable shares of Common Stock, par value $0.0001 per share. In connection with any conversion hereunder, each Holder of Series A Stock may not convert any part of the Series A Stock if such conversion would cause such Holder or any of its assignees to own more than 9.9% of the Common Stock of the Company.

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(b)    MECHANICS OF CONVERSION. In order to effect a Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion (attached hereto) to the Company for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series A Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Company or the transfer agent. The Company shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Company or the transfer agent as provided above, or the Holder notifies the Company or the transfer agent that such certificates have been lost, stolen or destroyed (subject to the requirements of SECTION 11).

“Conversion Date” means the date specified in the Notice of Conversion in the form attached hereto, so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Company before Midnight, Eastern U.S. time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date a Holder faxes or otherwise delivers the Notice of Conversion to the Company.

(i)    Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates from a Holder of Series A Stock accompanied by a Notice of Conversion (attached hereto), the Company shall, no later than the ten business days following the later of (a) the Conversion Date (hereinafter defined) and (b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to SECTION 11 (the “Delivery Period”), issue and deliver to the Holder (x) that number of shares of Common Stock issuable upon conversion of such shares of Series A Stock being converted and (y) a certificate representing the number of shares of Series A Stock not being converted, if any.

(ii)    Taxes. The Corporation shall pay any and all taxes and all other reasonable expenses, which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Stock.

(iii)    No Fractional Shares. If any conversion of Series A Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series A Stock shall be the next higher whole number of shares.

(c)    PARTIAL CONVERSION. In the event some but not all of the shares of Series A Stock represented by a certificate(s) surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Stock which were not converted.

(d)    RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, in addition to such other remedies as shall be available to the holder of such Series A Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase, and shall increase, its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(e)    NO REISSUANCE OF SERIES A STOCK. In the event any shares of Series A Stock shall be converted pursuant to this SECTION 2 or otherwise reacquired by the Company, the shares so converted or reacquired shall be canceled. The Certificate of Incorporation of the Company may be appropriately amended from time to time to effect the corresponding reduction in the Company’s authorized capital stock.

(f)    In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series A Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(g)    The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Company upon conversion of any shares of Series A Stock; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Stock in respect of which such shares are being issued.

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(h)    All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Company, be validly issued, fully paid and nonassessable and free from all taxes (except income taxes), liens or charges with respect thereto.

3.    NO REDEMPTION. The shares of the Series A Convertible Preferred Stock are not redeemable.

4.    RANK. Except as specifically provided below, the Series A Convertible Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution, rank senior to (i) all classes of Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”) and (ii) any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holder(s) of Series A Convertible Preferred Stock).

5.    LIQUIDATION PREFERENCE

Except as otherwise provided by the Nevada Business Corporation Act or elsewhere in this certificate, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to one dollar ($1.00) per share.

6.    DIVIDENDS.

The holders of shares of Series A Convertible Preferred Stock shall not be entitled to receive any dividends.

7.    VOTING RIGHTS.

(a)    The Holders of the Series A Convertible Preferred Stock shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada Business Corporation Act, in this SECTION 7 and in SECTION 8 below.

To the extent that under the Nevada Business Corporation Act the vote of the Holders of the Series A Convertible Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series A Convertible Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Convertible Preferred Stock (except as otherwise may be required under the Nevada Business Corporation Act) shall constitute the approval of such action by the class. To the extent that under the Nevada Business Corporation Act Holders of the Series A Convertible Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series A Convertible Preferred Stock shall be entitled to one (1) vote.

8.    PROTECTION PROVISIONS

So long as any shares of Series A Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by the Nevada Business Corporation Act) of the Holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock:

(a)    alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock;

(b)    alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series A Convertible Preferred Stock;

(c)    create any new class or series of capital stock having a preference over the Series A Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company (as previously defined, “Senior Securities”);

(d)    create any new class or series of capital stock ranking pari passu with the Series A Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company (as previously defined, “Pari Passu Securities”);

(e)    increase the authorized number of shares of Series A Convertible Preferred Stock;

(f)    issue any shares of Series A Convertible Preferred Stock other than pursuant to the Securities Purchase Agreement with the original parties thereto;

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(g)    issue any additional shares of Senior Securities; or

(h)    redeem, or declare or pay any cash dividend or distribution on, any Junior Securities.

If holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock pursuant to subsection (a) above, then the Company shall deliver notice of such approved change to the Holders of the Series A Convertible Preferred Stock that did not agree to such alteration or change (the “Dissenting Holders”).

9.    MERGER, CONSOLIDATION, ETC.

(a)    If at any time or from time to time there shall be (i) a merger, or consolidation of the Company with or into another corporation, (ii) the sale of all or substantially all of the Company’s capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Company shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or Series of transactions by the Company in which in excess of 50 percent of the Company’s voting power is transferred (each, a “Reorganization”), then as a part of such Reorganization, provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Company, or of the successor corporation resulting from such Reorganization.

(b)    The provisions of this SECTION 9 are in addition to and not in lieu of the provisions of SECTION 6 hereof.

10.    NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock against impairment.

11.    LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

Series B Non- Convertible Preferred Stock

On November 8, 2012, our Board designated 100 shares of Preferred Stock as “Series B Non-Convertible Preferred Stock” and we filed a Certificate of Designations with the Secretary of State of the State of Nevada therein designating and establish the class of Series B Non-Convertible Preferred Stock. On November 8, 2012, the Company sold 100 shares of Series B Non-Convertible Preferred Stock to Virginia K. Sourlis for an aggregate purchase price of $10 under Section 4(2) under the Securities Act.

Below is a summary of the Certificate of Designations of the Series B Non-Convertible Preferred Stock.

1.        DESIGNATION AND AMOUNT.

This series of Preferred Stock shall be designated “Series B Non-Convertible Preferred Stock” and the authorized number of shares constituting such series shall be One Hundred (100). The par value of the Series B Non-Convertible Preferred Stock shall be $0.0001 per share. Shares of the Series B Non-Convertible Preferred Stock shall have a stated value of $0.0001 per share (the “Stated Value”).

2.        DIVIDENDS.

The holders of shares of Series B Non-Convertible Preferred Stock shall not be entitled to receive any dividends.

3.        PREFERENCES ON LIQUIDATION.

(a)        Subject to the provisions of Section 6 below, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series B Non-Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to one dollar ($1.00) per share.

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4.        VOTING RIGHTS.

Except as otherwise required by law or by the Certificate of Incorporation and except as set forth in Section 6(b) below, the outstanding shares of Series B Non-Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Corporation as a single class and, regardless of the number of shares of Series B Non-Convertible Preferred Stock outstanding and as long as at least one of such shares of Series B Non-Convertible Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series B Non-Convertible Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series B Non-Convertible Preferred Stock.

5.        NEGATIVE COVENANTS.

The Corporation will not, by amendment of the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Incorporation and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Non-Convertible Preferred Stock against impairment.

6.        RANKING; CHANGES AFFECTING SERIES.

(a)        The Series B Non-Convertible Preferred Stock shall, with respect to distribution rights on liquidation, winding up and dissolution, (i) rank senior to any of the shares of Common Stock of the Corporation, and any other class or series of stock of the Company which by its terms shall rank junior to the Series B Non-Convertible Preferred Stock, and (ii) rank junior to any other series or class of preferred stock of the Corporation and any other class or series of stock of the Corporation which by its term shall rank senior to the Series B Non-Convertible Preferred Stock.

(b)        So long as any shares of Series B Non-Convertible Preferred Stock are outstanding, the Corporation shall not (i) alter or change any of the powers, preferences, privileges or rights of the Series B Non-Convertible Preferred Stock, or (ii) amend the provisions of this Section 6; in each case, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series B Non-Convertible Preferred Stock, as to changes affecting the Series B Non-Convertible Preferred Stock.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock

Convertible Securities

Other than the Series A Preferred Stock described above, we have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

Recent Sales of Unregistered Securities

On September 25, 2012, we sold 4,500,000 shares of Series A Preferred Stock for $0.0001 per share generating proceeds of $450.00.

On November 8, 2012, we sold 100 shares of Series B Non-Convertible Preferred Stock for an aggregate purchase price of $10.00.

On November 8, 2012, the Company sold a five month promissory note in the principal amount of $193,000 bearing interest at the rate of 8% per annum. The Company may prepay the outstanding principal and interest of the promissory note without penalty.

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The above securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Sourlis Law Firm with offices located at The Courts of Red Bank, 130 Maple Avenue, Suite 9B2, Red Bank, NJ 07701, has assisted us in the preparation and filing of the Registration Statement on Form S-1, of which this prospectus is a part, and will provide counsel with respect to other legal matters concerning the Company and its securities law compliance. The Sourlis Law Firm has consented to being named as an expert in the Registration Statement.

W.T. Uniack & Co. CPA’s P.C. (“Uniack”), our independent registered public accounting firm, has audited our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2012 incorporated by reference herein and such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “Commission”) allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

■	Our Current Report on Form 8-K filed with the Commission on November 9, 2012;
■	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the Commission on November 4, 2012; and
■	Our Current Report on Form 8-K/A filed with the Commission on December 19, 2012.

By incorporating by reference our Annual, Quarterly and Current Reports, we can disclose important information to you by referring you to our Annual, Quarterly and Current Reports, which are considered part of this prospectus.

You may request, orally or in writing, a copy of any or all documents incorporated by reference herein. These documents will be provided to you at no cost if you contact Virginia Sourlis, Savvy Business Support, Inc., The Courts of Red Bank, 130 Maple Avenue, Suite 9B2, Red Bank, NJ 07701; telephone number (732) 530-9007.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov  that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

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SAVVY BUSINESS SUPPORT, INC.

90,000,000 SHARES COMMON STOCK

$0.10 per Share

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated costs of this offering are as follows:

Expenses(1)	Amount US ($)
SEC Registration Fee	$1,032
Transfer Agent Fees	1,000
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	1,000
Printers	2,000
Total	$10,032

(1)	All amounts other than the SEC Registration Fee are estimated.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14.	Indemnification of Directors and Officers

Indemnification

Pursuant to the Certificate of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Item 15.	Recent Sales of Unregistered Securities

On September 25, 2012, we sold 4,500,000 shares of Series A stock for $0.0001 per share generating proceeds of $450.00. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

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Item 16.	Exhibits

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of Savvy Business Support, Inc. (1)

3.1.1	Certificate of Designations of Series A Convertible Preferred Stock (5)

3.1.2	Certificate of Designations of Series B Non-Convertible Preferred Stock (6)

3.2	Bylaws (1)

10.1	Promissory Note, dated November 8, 2012 made by Savvy Business Support, Inc. f/b/o Anatom Associates SA (7)

10.2	Stock Redemption Agreement, dated November 9, 2012, between Savvy Business Support, Inc. and Virginia K. Sourlis (7)

5.1*	Legal Opinion of The Sourlis Law Firm

14.1	Savvy Business Support, Inc. Code of Ethics (1)

14.2	Savvy Business Support, Inc. Code of Business Conduct (1)

16.1	Letter, dated March 9, 2011, from Conner & Associates, PC (3)

16.2	Letter, dated October 25, 2011, from Berman & Company, PA (4)

23.1*	Consent of W.T. Uniack & Co. CPA’s P.C.

23.2*	Consent of The Sourlis Law Firm (included in Exhibit 5.1)

99.1	Correspondence between Stephen J. Nelson, Esq. and Virginia K. Sourlis. (2)

*     Filed herewith.

(1)	Incorporated by reference from the Company’s Registration Statement on Form S-1 (SEC File No.: 333-167130) filed on May 27, 2010.

(2)	Incorporated by reference from the Company’s Registration Statement on Form S-1 (SEC File No.: 333-167130) filed on July 16, 2010.

(3)	Incorporated by reference from the Company’s Form 8-K filed on March 9, 2011.

(4)	Incorporated by reference from the Company’s Form 8-K filed on October 25, 2011.

(5)	Incorporated by reference from the Company’s Registration Statement on Form S-1 (File No: 333-184110) filed on September 26, 2012.

(6)	Incorporated by reference from the Company’s Form 8-K filed on November 9, 2012.

(7)	Incorporated by reference from the Company’s Form 10-K for the fiscal year ended September 30, 2012.

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Item 17.	Undertakings

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 (the “Act”) to any purchaser, if the registrant is subject to Rule 430C under the Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of Red Bank, State of New Jersey on this 10th day of January 2013.

By:	/s/ VIRGINIA K. SOURLIS
Name: Virginia K. Sourlis
Title: President and Director
(Principal Executive Officer,
Principal Financial Officer
and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VIRGINIA K. SOURLIS		January 10, 2013
Virginia K. Sourlis	President and Director
(Principal Executive Officer,
Principal Financial Officer
and Principal Accounting Officer)

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